Exhibit 4.7

EXECUTION VERSION

ADDITIONAL RECEIVABLES INTERCREDITOR AGREEMENT

by and between

BANK OF AMERICA, N.A.,

as ABL Collateral Agent,

and

BANK OF AMERICA, N.A.,

as New First Lien Collateral Agent

Dated as of March 15, 2016

-i-

-ii-

ADDITIONAL RECEIVABLES INTERCREDITOR AGREEMENT

THIS ADDITIONAL RECEIVABLES INTERCREDITOR AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of March 15, 2016 between BANK OF AMERICA, N.A. (“Bank of America”), in its capacity as collateral agent for the ABL Obligations (as defined below), and Bank of America, in its capacity as collateral agent for the New First Lien Obligations (as defined below).

RECITALS

A. HCA INC., a Delaware corporation (the “Company”), is party to the Credit Agreement dated as of September 30, 2011, as amended and restated as of March 7, 2014 (as may be further amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time (including without limitation to add new loans thereunder or increase the amount of loans thereunder), the “ABL Credit Agreement”), among the Company, the several Subsidiary Borrowers party thereto, the Lenders party thereto from time to time, BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and Letter of Credit Issuer, CITICORP NORTH AMERICA, INC., JPMORGAN CHASE BANK, N.A. and WELLS FARGO CAPITAL FINANCE LLC, as Co-Syndication Agents, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, CITIGROUP GLOBAL MARKETS INC., J.P. MORGAN SECURITIES LLC, WELLS FARGO CAPITAL FINANCE LLC, BARCLAYS CAPITAL, DEUTSCHE BANK SECURITIES INC. and RBC CAPITAL MARKETS , as Joint Lead Arrangers and Joint Bookrunners, and BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, DEUTSCHE BANK SECURITIES INC. and ROYAL BANK OF CANADA, as Co-Documentation Agents. The ABL Credit Agreement is designated by the Company to be included in the definition of “ABL Facility” under the New First Lien Agreements (as defined below) and the Obligations thereunder constitute ABL Obligations within the meaning of the New First Lien Agreements.

B. The Company is party to the Indenture, dated as of August 1, 2011 (the “Base Indenture”) among the Company, HCA Holdings, Inc. (the “Parent Guarantor”), Law Debenture Trust Company of New York, as trustee (in such capacity, the “Trustee”) and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent (in each such capacity, the “Registrar”), as supplemented by the Supplemental Indenture No. 15 for the 5.250% Senior Secured Notes due 2026, dated as of March 15, 2016 (together with the Base Indenture, the “New First Lien Agreements”), among the Company, the Parent Guarantor, the subsidiary guarantors party thereto, the Trustee (in such capacity, “New First Lien Trustee”) and the Registrar.

C. Bank of America, N.A., as ABL collateral agent, Bank of America, as collateral agent for the holders of Obligations under the CF Credit Agreement, and The Bank of New York Mellon, as collateral agent for any future Junior Lien Obligations (as defined in the New First Lien Agreements), are party to that certain Receivables Intercreditor Agreement (the “Original Receivables Intercreditor Agreement”) dated as of November 17, 2006, which sets forth and governs the relative rights, privileges and obligations with respect to the Common Collateral as between the ABL Collateral Agent, on the one hand, and the Subordinated Lien Collateral Agent and Subordinated Lien Secured Parties (each as defined therein), on the other hand.

D. Bank of America, N.A., as collateral agent for the lenders and other secured parties under the CF Credit Agreement, and The Bank of New York Mellon, as collateral agent for any future Junior Lien Obligations (as defined therein), are party to that certain General Intercreditor Agreement (the “General Intercreditor Agreement”), dated as of November 17, 2006, which sets forth and governs the relative rights, privileges and obligations with respect to the collateral described therein (including, without limitation, the Shared Receivables Collateral) as between the First Lien Secured Parties (as defined therein), on the one hand, and the Junior Lien Secured Parties (as defined therein), on the other hand.

E. Bank of America, N.A., as first lien collateral agent, The Bank of New York Mellon, as junior lien collateral agent, and The Bank of New York Mellon, as trustee for any future Junior Lien Obligations, may enter into an Additional General Intercreditor Agreement (an “Additional General Intercreditor Agreement”), which will set forth and govern the relative rights, privileges and obligations with respect to the collateral described therein (including without limitation, the Shared Receivables Collateral) as between the New First Lien Secured Parties (as defined therein), on the one hand, and the Junior Lien Secured Parties, on the other hand.

F. Bank of America, N.A., as collateral agent for the holders of Obligations under the CF Credit Agreement, the New First Lien Agreements and the Existing First Lien Indentures (as defined below) and as authorized representative for the holders of Obligations under the CF Credit Agreement, and Law Debenture Trust Company of New York, as authorized representative for the holders of the Obligations under the Existing First Lien Indentures, are party to that certain First Lien Intercreditor Agreement (the “First Lien Intercreditor Agreement”), dated as of April 22, 2009, which sets forth and governs the relative rights, privileges and obligations with respect to the collateral described therein (including, without limitation, the Shared Receivables Collateral) as among the holders of Obligations under the CF Credit Agreement, the New First Lien Secured Parties and any series of Additional First Lien Secured Parties (as defined therein) and to which the New First Lien Secured Parties have joined by virtue of the Additional First Lien Secured Party Consent, dated as of March 15, 2016.

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the ABL Credit Agreement and the New First Lien Agreements, in each case as in effect on March 15, 2016. In addition, as used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Collateral Agent” shall mean Bank of America, in its capacity as collateral agent for the lenders and other secured parties under the ABL Credit Agreement and the other ABL Documents entered into pursuant to the ABL Credit Agreement, together with its successors and permitted assigns under the ABL Credit Agreement exercising substantially the same rights and powers; and in each case provided that if such ABL Collateral Agent is not Bank of America, such ABL Collateral Agent shall have become a party to this Agreement and the other applicable ABL Security Documents.

“ABL Controlled Accounts” shall mean, collectively, with respect to each Grantor, (i) all Deposit Accounts and all Securities Accounts and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes, “securities entitlements” (as such terms are defined in the UCC) and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition, in each case, which are subject to a control agreement in favor of the ABL Collateral Agent.

“ABL Documents” means the credit, guarantee and security documents governing the ABL Obligations, including, without limitation, the ABL Credit Agreement and the ABL Security Documents and Secured Cash Management Agreements (as defined in the ABL Credit Agreement as in effect on the date hereof) and Secured Hedge Agreements (as defined in the ABL Credit Agreement as in effect on the date hereof).

“ABL Entity” shall mean a direct Subsidiary of a 1993 Indenture Restricted Subsidiary, substantially all of the business of which consists of financing of accounts receivable and related assets.

“ABL Obligations” shall mean all “Obligations” as defined in the ABL Credit Agreement. For the avoidance of doubt, Obligations with respect to the New First Lien Agreements and the other New First Lien Documents shall not constitute ABL Obligations.

“ABL Recovery” shall have the meaning set forth in Section 5.3.

“ABL Secured Parties” means “Secured Parties” as defined in the ABL Credit Agreement.

“ABL Security Agreement” means the Security Agreement (as defined in the ABL Credit Agreement).

“ABL Security Documents” means the ABL Security Agreement and the other Security Documents (as defined in the ABL Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing ABL Obligations or under which rights or remedies with respect to such Liens are governed.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

“Bank of America” shall have the meaning assigned to that term in the introduction to this Agreement.

“Bankruptcy Code” shall mean Title 11 of the United States Code.

“Capital Stock” shall mean, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the membership or other ownership interests in such Person, including the right to share in profits and losses, the right to receive distributions of cash and other property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise Control over such Person, collectively with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing.

“CF Credit Agreement” shall mean that certain credit agreement dated as of November 17, 2006 among the Company, the Lenders party thereto from time to time, Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer, JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as co-syndication agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as joint lead arrangers and bookrunners, Deutsche

Bank Securities Inc. and Wachovia Capital Markets LLC, as joint bookrunners, and Merrill Lynch Capital Corporation, as documentation agent, as amended and restated on May 4, 2011 and on February 26, 2014 and as further amended, restated, supplemented, waived, refinanced or otherwise modified from time to time.

“Collateral Agent(s)” means individually the ABL Collateral Agent or the New First Lien Collateral Agent and collectively means the ABL Collateral Agent and the New First Lien Collateral Agent.

“Common Collateral” means Receivables Collateral other than Separate Receivables Collateral.

“Comparable New First Lien Security Document” shall mean, in relation to any Common Collateral subject to any Lien created under any ABL Document, those New First Lien Security Documents that create a Lien on the same Common Collateral (but only to the extent relating to such Common Collateral), granted by the same Grantor.

“Control” shall mean the possession, directly or indirectly, of the power (a) to vote 50% or more of the securities having ordinary voting power for the election of directors (or any similar governing body) of a Person, or (b) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Documents” shall mean the ABL Documents and the New First Lien Documents.

“Deposit Account” shall have the meaning set forth in the UCC.

“Designated Non-Receivables Accounts” means Deposit Accounts containing exclusively cash consisting of proceeds from the sale of Non-Receivables Collateral.

“DIP Financing” shall have the meaning set forth in Section 6.1(a).

“Discharge of ABL Obligations” shall mean, except to the extent otherwise provided in Section 5.3, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all ABL Obligations and, with respect to letters of credit or letter of credit guaranties outstanding under the ABL Documents, delivery of cash collateral or backstop letters of credit in respect thereof in a manner consistent with the ABL Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of ABL Secured Parties under ABL Documents; provided that the Discharge of ABL Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other ABL Obligations that constitute an exchange or replacement for or a Refinancing of such ABL Obligations (unless in connection with such exchange, replacement or Refinancing all the ABL Obligations are repaid in full in cash (and the other conditions set forth in this definition prior to the proviso are satisfied) with the proceeds of a Permitted Receivables Financing (as defined in the ABL Credit Agreement), in which case a Discharge of ABL Obligations shall be deemed to have occurred). In the event the ABL Obligations are modified and the ABL Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the ABL Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Disposition” has the meaning set forth in Section 2.4(b).

“Enforcement Notice” shall mean a written notice delivered by the New First Lien Collateral Agent to the ABL Collateral Agent announcing the commencement of an Exercise of Secured Creditor Remedies.

“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a) the taking by any Secured Party of any action to enforce or realize upon any Lien on Common Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code;

(b) the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien on Common Collateral under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Common Collateral in satisfaction of a Lien;

(c) the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Common Collateral or the Proceeds thereof;

(d) the appointment on the application of a Secured Party, of a receiver, receiver and manager or interim receiver of all or part of the Common Collateral;

(e) the sale, lease, license, or other disposition of all or any portion of the Common Collateral by private or public sale conducted by a Secured Party or any other means at the direction of a Secured Party permissible under applicable law; or

(f) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code in respect of Common Collateral.

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Secured Creditor Remedies: (i) the filing a proof of claim in bankruptcy court or seeking adequate protection, (ii) the exercise of rights by the ABL Collateral Agent upon the occurrence of a Cash Dominion Event (as defined in the ABL Credit Agreement), including, without limitation, the notification of account debtors, depository institutions or any other Person to deliver proceeds of Receivables Collateral to the ABL Collateral Agent (unless and until the Lenders under the ABL Credit Agreement cease to extend credit to the Borrowers thereunder, in which event an Exercise of Secured Creditor Remedies shall be deemed to have occurred), (iii) the consent by a Secured Party to a sale or other disposition by any Grantor of any of its assets or properties, (iv) the acceleration of all or a portion of the ABL Obligations or any New First Lien Obligations, (v) the reduction of the borrowing base, advance rates or sub-limits by the Administrative Agent under the ABL Credit Agreement, the ABL Collateral Agent and the Lenders under the ABL Credit Agreement, (vi) the imposition of reserves by the ABL Collateral Agent, (vii) an account ceasing to be an “eligible account” under the ABL Credit Agreement or (viii) any action taken by any ABL Secured Party in respect of Separate Receivables Collateral. For the avoidance of doubt, the actions permitted by Sections 2.3(b), 2.4(a) and 3.1 shall not be deemed to be an Exercise of Secured Creditor Remedies.

“Existing First Lien Indentures” shall mean collectively, (i) that certain Indenture dated as of August 1, 2011 among the Company, the guarantors named on Schedule I thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, as supplemented by the Second Supplemental Indenture dated as of August 1, 2011, (ii) that certain Indenture dated as of August 1, 2011 among the Company, the guarantors named on

Schedule I thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, as supplemented by the Fourth Supplemental Indenture dated as of February 16, 2012, (iii) that certain Indenture dated as of August 1, 2011 among the Company, the guarantors named on Schedule I thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, as supplemented by the Sixth Supplemental Indenture dated as of October 23, 2012, (iv) that certain Indenture dated as of August 1, 2011 among the Company, the guarantors named on Schedule I thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, as supplemented by the Seventh Supplemental Indenture dated as of March 17, 2014, (v) that certain Indenture dated as of August 1, 2011 among the Company, the guarantors named on Schedule I thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, as supplemented by the Eighth Supplemental Indenture dated as of March 17, 2014, (vi) that certain Indenture dated as of August 1, 2011 among the Company, the guarantors named on Schedule I thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, as supplemented by the Ninth Supplemental Indenture dated as of October 17, 2014 and (vii) that certain Indenture dated as of August 1, 2011 among the Company, the guarantors named on Schedule I thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, as supplemented by the Tenth Supplemental Indenture dated as of October 17, 2014.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grantors” shall mean the Company and each Subsidiary that has executed and delivered an ABL Security Document or a New First Lien Security Document.

“Indebtedness” shall have the meaning provided in the ABL Credit Agreement and the New First Lien Agreements as in effect on the date hereof.

“Insolvency Proceeding” shall mean:

(1) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshaling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshaling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Lien Priority” shall mean with respect to any Lien of the ABL Collateral Agent, the ABL Secured Parties, the New First Lien Collateral Agent or the New First Lien Secured Parties on the Common Collateral, the order of priority of such Lien as specified in Section 2.1.

“New First Lien Agreements” shall have the meaning set forth in the recitals.

“New First Lien Collateral Agent” shall mean (i) so long as obligations are outstanding under the New First Lien Agreements, Bank of America, N.A., in its capacity as collateral agent for the noteholders and other secured parties under the New First Lien Agreements and the other security documents thereunder, and (ii) at any time thereafter, such agent or trustee as is designated “New First Lien Collateral Agent” by the New First Lien Secured Parties holding a majority in principal amount of the New First Lien Obligations then outstanding or pursuant to such other arrangements as agreed to among the holders of the New First Lien Obligations; it being understood that as of the date of this Agreement, Bank of America, N.A. shall be such New First Lien Collateral Agent.

“New First Lien Documents” means the indenture, credit documents and security documents governing the New First Lien Obligations, including, without limitation, the New First Lien Agreements and the New First Lien Security Documents.

“New First Lien Enforcement Date” means the date which is 180 days after the occurrence of both (i) a continuing Event of Default (under and as defined in the New First Lien Agreements) and (ii) the ABL Collateral Agent’s receipt of an Enforcement Notice from the New First Lien Collateral Agent; provided that the New First Lien Enforcement Date shall be stayed and shall not occur (or be deemed to have occurred) (A) at any time the ABL Collateral Agent or the ABL Secured Parties have commenced and are diligently pursuing enforcement action against the Common Collateral, (B) at any time that any Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency Proceeding, or (C) if the Event of Default under the New First Lien Agreements is waived or cured in accordance with the terms of the New First Lien Agreements.

“New First Lien Obligations” shall mean Obligations under the New First Lien Documents and Obligations with respect to other Indebtedness permitted to be incurred under the New First Lien Documents and the ABL Credit Agreement which is by its terms intended to be secured equally and ratably with the Obligations under the New First Lien Documents or on a basis junior to the Liens securing the New First Lien Obligations (provided such Lien is permitted to be incurred under the New First Lien Documents and the ABL Credit Agreement); provided that the holders of such Indebtedness or their New First Lien Representative is a party to the New First Lien Security Documents in accordance with the terms thereof and has appointed the New First Lien Collateral Agent as collateral agent for such holders of New First Lien Obligations with respect to all or a portion of the Common Collateral.

“New First Lien Representative” shall mean any duly authorized representative of any holders of New First Lien Obligations, which representative is a party to the New First Lien Documents.

“New First Lien Secured Parties” shall mean (i) so long as the New First Lien Obligations are outstanding, the New First Lien Trustee and the holders of the New First Lien Obligations (including any New First Lien Obligations subsequently issued under and in compliance with the New First Lien Agreements), (ii) the New First Lien Collateral Agent, (iii) the holders from time to time of any other New First Lien Obligations and (iv) each New First Lien Representative.

“New First Lien Security Documents” shall mean (a) so long as the New First Lien Obligations are outstanding, the Security Documents (as defined in the New First Lien Agreements) and (b) thereafter, any agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing New First Lien Obligations or under which rights or remedies with respect to such Liens are governed, which in each case may include intercreditor and/or subordination agreements or arrangements among various New First Lien Secured Parties.

“1993 Indenture” shall mean the Indenture dated as of December 16, 1993 between the Company and First National Bank of Chicago, as trustee, as amended, and as may be further amended, supplemented or modified from time to time.

“1993 Indenture Restricted Subsidiary” shall mean any Subsidiary that on the date hereof constitutes a Restricted Subsidiary under (and as defined in) the 1993 Indenture, as in effect on the date hereof.

“Non-Receivables Collateral” shall mean all “Collateral” as defined in any New First Lien Security Document, but excluding all Receivables Collateral.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Party” shall mean the ABL Collateral Agent or the New First Lien Collateral Agent, and “Parties” shall mean collectively the ABL Collateral Agent and the New First Lien Collateral Agent.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Common Collateral, and (b) whatever is recoverable or recovered when any Common Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Receivables Collateral” means Collateral as defined in the ABL Security Agreement as in effect on the date hereof. Without expanding the foregoing, for the avoidance of doubt, Principal Properties (as defined in the New First Lien Agreements), any capital stock (or capital stock equivalents) pledged pursuant to any New First Lien Security Documents, Designated Non-Receivables Accounts and Mortgaged Properties (as defined in the CF Credit Agreement) shall not constitute Receivables Collateral.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Parties” shall mean the ABL Secured Parties and the New First Lien Secured Parties.

“Securities Account” has the meaning set forth in the UCC.

“Separate Receivables Collateral” means Receivables Collateral owned or held by an ABL Entity and Proceeds (as defined in the ABL Security Agreement) thereof.

“Shared Receivables Collateral” means Common Collateral.

“Subsidiary” shall mean with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which Capital Stock representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Party is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” will mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

Section 1.2 Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation, or in such other manner as may be approved by the requisite holders or representatives in respect of such obligation.

ARTICLE 2

LIEN PRIORITY

Section 2.1 Priority of Liens.

(a) Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection of any Liens granted to the ABL Collateral Agent or the ABL Secured Parties in respect of all or any portion of the Common Collateral or of any Liens granted to any New First Lien Collateral Agent or any New First Lien Secured Parties in respect of all or any portion of the Common Collateral, and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Collateral Agent or any New First Lien Collateral Agent (or the ABL Secured Parties or any of the New First Lien Secured Parties) on any Common Collateral, (iii) any provision of the Uniform Commercial Code, the Bankruptcy Code or any other applicable law, or of any of the ABL Documents or any of the New First Lien Documents, or (iv) whether the ABL Collateral Agent or any New First Lien Collateral Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, and the New First Lien Collateral Agent, on behalf of itself and the New First Lien Secured Parties, hereby agree that:

(1) any Lien in respect of all or any portion of the Common Collateral now or hereafter held by or on behalf of the New First Lien Collateral Agent or the New First Lien Secured Parties that secures all or any portion of the New First Lien Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Collateral Agent and the ABL Secured Parties on the Common Collateral; and

(2) any Lien in respect of all or any portion of the Common Collateral now or hereafter held by or on behalf of the ABL Collateral Agent or any ABL Secured Party that secures all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens granted to the New First Lien Collateral Agent or the New First Lien Secured Parties on the Common Collateral.

The New First Lien Collateral Agent, for and on behalf of itself and each New First Lien Secured Party, expressly agrees that any Lien purported to be granted on any Common Collateral as security for the ABL Obligations shall be deemed to be and shall be deemed to remain senior in all respects and prior to all Liens on the Common Collateral securing any New First Lien Obligations for all purposes regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, preferential, a fraudulent conveyance or legally or otherwise deficient in any manner.

(b) The ABL Collateral Agent, for and on behalf of itself and the ABL Secured Parties, acknowledges and agrees that, concurrently herewith, the New First Lien Collateral Agent, for the benefit of itself and the New First Lien Secured Parties, has been granted Liens upon all of the Common Collateral in which the ABL Collateral Agent has been granted Liens and the ABL Collateral Agent hereby consents thereto. The subordination of Liens by the New First Lien Collateral Agent in favor of the ABL Collateral Agent as set forth herein shall not be deemed to subordinate the respective Liens of the New First Lien Collateral Agent or the New First Lien Secured Parties to Liens securing any other Obligations other than the ABL Obligations (subject to the First Lien Intercreditor Agreement and any Additional General Intercreditor Agreement).

Section 2.2 Waiver of Right to Contest Liens.

(a) The New First Lien Collateral Agent, for and on behalf of itself and the New First Lien Secured Parties, agrees that it shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Collateral Agent and the ABL Secured Parties in respect of Receivables Collateral or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, the New First Lien Collateral Agent, for itself and on behalf of the New First Lien Secured Parties, agrees that it will not take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Collateral Agent or any ABL Secured Party under the ABL Documents with respect to the Common Collateral. Except to the extent expressly set forth in this Agreement, the

New First Lien Collateral Agent, for itself and on behalf of the New First Lien Secured Parties, hereby waives any and all rights it may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Collateral Agent or any ABL Secured Party seeks to enforce its Liens in any Common Collateral.

(b) The ABL Collateral Agent, for and on behalf of itself and the ABL Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the respective Liens of the New First Lien Collateral Agent or the New First Lien Secured Parties in respect of the Common Collateral or the provisions of this Agreement.

Section 2.3 Remedies Standstill.

(a) The New First Lien Collateral Agent, on behalf of itself and the New First Lien Secured Parties, agrees that, from the date hereof until the date upon which the Discharge of ABL Obligations shall have occurred, neither the New First Lien Collateral Agent nor any New First Lien Secured Party will Exercise Any Secured Creditor Remedies with respect to any Common Collateral without the written consent of the ABL Collateral Agent, and will not take, receive or accept any Proceeds of Common Collateral, it being understood and agreed that the temporary deposit of Proceeds of Common Collateral in a Deposit Account controlled by the New First Lien Collateral Agent shall not constitute a breach of this Agreement so long as such Proceeds are promptly remitted to the ABL Collateral Agent; provided that, subject to Section 4.1(b) and the provisions of the First Lien Intercreditor Agreement, upon the occurrence of the New First Lien Enforcement Date, the New First Lien Collateral Agent acting on behalf of itself and the New First Lien Secured Parties may exercise such remedies without such prior written consent of the other Collateral Agent. Subject to the First Lien Intercreditor Agreement, from and after the date upon which the Discharge of ABL Obligations shall have occurred (or prior thereto upon the occurrence of the New First Lien Enforcement Date), the New First Lien Collateral Agent or any New First Lien Secured Party may Exercise Any Secured Creditor Remedies under the New First Lien Documents or applicable law as to any Common Collateral.

(b) Notwithstanding the provisions of Section 2.3(a) or any other provision of this Agreement but subject to the First Lien Intercreditor Agreement, nothing contained herein shall be construed to prevent any Collateral Agent or any Secured Party from (i) filing a claim or statement of interest with respect to the ABL Obligations or New First Lien Obligations owed to it in any Insolvency Proceeding commenced by or against any Grantor, (ii) taking any action (not adverse to the priority status of the Liens of the other Collateral Agent or other Secured Parties on the Common Collateral in which such other Collateral Agent or other Secured Parties has a priority Lien or the rights of the other Collateral Agent or any of the other Secured Parties to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any Common Collateral, (iii) filing any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Collateral Agent or Secured Party, (iv) filing any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Grantors arising under any Insolvency Proceeding or applicable non-bankruptcy law, (vi) voting on any plan of reorganization or file any proof of claim in any Insolvency Proceeding of any Grantor, or (vii) objecting to the proposed retention of collateral by any other Collateral Agent or any other Secured Party in full or partial satisfaction of any ABL Obligations or New First Lien Obligations due to such other Collateral Agent or Secured Party, in each case (i) through (vii) above to the extent not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement.

(c) Subject to Section 2.3(b), (i) the New First Lien Collateral Agent, for itself and on behalf of the New First Lien Secured Parties, agrees that neither it nor any such New First Lien Secured Party will take any action that would hinder any exercise of remedies undertaken by the ABL Collateral Agent or the ABL Secured Parties with respect to the Receivables Collateral, including any sale, lease, exchange, transfer or other disposition of Receivables Collateral, whether by foreclosure or otherwise, and (ii) the New First Lien Collateral Agent, for itself and on behalf of the New First Lien Secured Parties, hereby waives any and all rights it or any such New First Lien Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the ABL Collateral Agent or the ABL Secured Parties seek to enforce or collect the ABL Obligations or the Liens granted in any of the Receivables Collateral, regardless of whether any action or failure to act by or on behalf of the ABL Collateral Agent or ABL Secured Parties is adverse to the interests of the New First Lien Secured Parties.

(d) The New First Lien Collateral Agent, for itself and on behalf of the New First Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any New First Lien Document shall be deemed to restrict in any way the rights and remedies of the ABL Collateral Agent or the ABL Secured Parties with respect to the Receivables Collateral as set forth in this Agreement and the ABL Documents.

(e) Subject to Section 2.3(b), the New First Lien Collateral Agent, for itself and on behalf of the New First Lien Secured Parties, agrees that, unless and until the Discharge of ABL Obligations has occurred, it will not commence, or join with any Person (other than the ABL Secured Parties and the ABL Collateral Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral.

(f) Notwithstanding the foregoing, clauses (c), (d) and (e) of this Section 2.3 shall not apply from and after the occurrence of the New First Lien Enforcement Date, subject to the First Lien Intercreditor Agreement.

Section 2.4 Exercise of Rights.

(a) No Other Restrictions. Except as otherwise expressly set forth in Section 2.1(a), Section 2.2(a), Section 2.3, Section 3.5 and Article 6 of this Agreement and subject to the First Lien Intercreditor Agreement, the New First Lien Collateral Agent and each New First Lien Secured Party may exercise rights and remedies as an unsecured creditor against the Company or any Subsidiary that has guaranteed the New First Lien Obligations in accordance with the terms of the New First Lien Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the New First Lien Collateral Agent or any New First Lien Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the New First Lien Collateral Agent or any New First Lien Secured Party of rights or remedies as a secured creditor in respect of Common Collateral or enforcement in contravention of this Agreement of any Lien in respect of New First Lien Obligations held by any of them or in any Insolvency Proceeding. In the event the New First Lien Collateral Agent or any New First Lien Secured Party becomes a judgment lien creditor or other secured creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of New First Lien Obligations or otherwise, such judgment or other lien shall be subordinated to the Liens securing ABL Obligations on the same basis as the other Liens securing the New First Lien Obligations are so subordinated to such Liens securing ABL Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the ABL Collateral Agent or the ABL Secured Parties may have with respect to the Receivables Collateral. Furthermore, subject to Section 3.3 hereof, for the avoidance of doubt, nothing in this Agreement shall restrict any right any New First Lien Secured Party may have (secured or otherwise) in any property or asset of any Grantor that does not constitute Common Collateral.

(b) Release of Liens. If at any time any Grantor or any ABL Secured Party delivers notice to the New First Lien Collateral Agent with respect to any specified Common Collateral that:

(A) such specified Common Collateral is sold, transferred or otherwise disposed of (a “Disposition”) by the owner of such Common Collateral in a transaction permitted under the ABL Credit Agreement and the New First Lien Agreements; or

(B) the ABL Secured Parties are releasing or have released their Liens on such Common Collateral in connection with a Disposition in connection with an Exercise of Secured Creditor Remedies with respect to such Common Collateral, then the Liens upon such Common Collateral securing New First Lien Obligations will automatically be released and discharged as and when, but only to the extent, such Liens on such Common Collateral securing ABL Obligations are released and discharged (provided that in the case of clause (B) of this Section 2.4(b), the Liens on any Common Collateral disposed of in connection with an Exercise of Secured Creditor Remedies shall be automatically released but any proceeds thereof not applied to repay ABL Obligations shall be subject to the respective Liens securing New First Lien Obligations and shall be applied pursuant to Section 4.1). Upon delivery to the New First Lien Collateral Agent of a notice from the ABL Collateral Agent stating that any such release of Liens securing or supporting the ABL Obligations has become effective (or shall become effective upon the New First Lien Collateral Agent’s receipt of such notice), the New First Lien Collateral Agent shall, at the Company’s expense, promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms, which instruments, releases and termination statements shall be substantially identical to the comparable instruments, releases and termination statements executed by the ABL Collateral Agent in connection with such release. The New First Lien Collateral Agent hereby appoints the ABL Collateral Agent and any officer or duly authorized person of the ABL Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the New First Lien Collateral Agent and in the name of the New First Lien Collateral Agent or in the ABL Collateral Agent’s own name, from time to time, in the ABL Collateral Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

Section 2.5 No New Liens. Until the date upon which the Discharge of ABL Obligations shall have occurred, the parties hereto agree that no New First Lien Secured Party shall acquire or hold any Lien on any accounts receivable of any Grantor, the proceeds thereof or any deposit or other accounts of any Grantor in which accounts receivable or proceeds thereof are held or deposited, in each case of the type that would constitute Receivables Collateral as described in the definition thereof, securing any New First Lien Obligation, if such accounts and proceeds are not also subject to the Lien of the ABL Collateral Agent under the ABL Documents (and subject to the Lien Priorities contemplated herein). If any New First Lien Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any such accounts or proceeds securing any New First Lien Obligation, which accounts and proceeds are not also subject to the Lien of the ABL Collateral Agent under the ABL Documents, subject to the Lien Priority set forth herein, then the New First Lien Collateral Agent (or the applicable New First Lien Secured Party) shall, without the need for any further consent of any other New First Lien Secured Party and notwithstanding anything to the contrary in any other New First Lien Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the ABL Collateral Agent as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall use its best efforts to promptly notify the ABL Collateral Agent in writing of the existence of such Lien.

Section 2.6 Waiver of Marshaling. Until the Discharge of the ABL Obligations, the New First Lien Collateral Agent, on behalf of itself and the New First Lien Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Common Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE 3

ACTIONS OF THE PARTIES

Section 3.1 Certain Actions Permitted. The New First Lien Collateral Agent and the ABL Collateral Agent may make such demands or file such claims in respect of the New First Lien Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time. Except as provided in Section 5.2, nothing in this Agreement shall prohibit the receipt by the New First Lien Collateral Agent or the New First Lien Secured Parties of the required payments of interest, principal and other amounts owed in respect of the New First Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the New First Lien Collateral Agent or the New First Lien Secured Parties of rights or remedies as a secured creditor (including set-off with respect to the Receivables Collateral) or enforcement in contravention of this Agreement of any Lien held by any of them.

Section 3.2 Agent for Perfection. The New First Lien Collateral Agent appoints the ABL Collateral Agent, and the ABL Collateral Agent expressly accepts such appointment, to act as agent of the New First Lien Collateral Agent and the New First Lien Secured Parties under each control agreement with respect to all ABL Controlled Accounts for the purpose of perfecting the respective security interests granted under the New First Lien Security Documents. None of the ABL Collateral Agent, any ABL Secured Party, the New First Lien Collateral Agent or any New First Lien Secured Party, as applicable, shall have any obligation whatsoever to the others to assure that the Common Collateral is genuine or owned by the Company, any Grantor or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Collateral Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Common Collateral as agent for the New First Lien Secured Parties for purposes of perfecting the respective Liens held by the New First Lien Secured Parties. The ABL Collateral Agent is not and shall not be deemed to be a fiduciary of any kind for the New First Lien Collateral Agent or the New First Lien Secured Parties, or any other Person. The New First Lien Collateral Agent is not nor shall it be deemed to be a fiduciary of any kind for any other Collateral Agent or Secured Party, or any other Person. Prior to the Discharge of ABL Obligations, in the event that the New First Lien Collateral Agent or any New First Lien Secured Party receives any Common Collateral or Proceeds of Common Collateral in violation of the terms of this Agreement, then the New First Lien Collateral Agent or such New First Lien Secured Party, as the case may be, shall promptly pay over such Proceeds or Common Collateral to the ABL Collateral Agent in the same form as received with any necessary endorsements, for application in accordance with the provisions of Section 4.1 of this Agreement.

Section 3.3 Inspection and Access Rights. Without limiting any rights the ABL Collateral Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, in the event of any liquidation of any Receivables Collateral (or any other Exercise of Secured Creditor Remedies by the ABL Collateral Agent) and whether or not the New First Lien Collateral Agent or any New First Lien Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies of any New First Lien Secured Party, the ABL Collateral Agent shall have the right (a) during normal business hours on any business day, to access Receivables Collateral that is stored or located in or on Non-Receivables Collateral, and (b) shall have the right to reasonably use the Non-Receivables Collateral (including, without limitation, equipment, computers, software, intellectual property, real property and books and records) in order to inspect, copy or download information stored on, take actions to perfect its Lien on, or otherwise deal with the Receivables Collateral, in each case without notice to, the involvement of or interference by the New First Lien Collateral Agent or any New First Lien Secured Party and without liability to any New First Lien Secured Party; provided, however, if the New First Lien Collateral Agent takes actual possession of any Non-Receivables Collateral in contemplation of a sale of such Non-Receivables Collateral or is otherwise exercising a remedy with respect to Non-Receivables Collateral, the New First Lien Collateral Agent shall give the ABL Collateral Agent reasonable opportunity (of reasonable duration and with reasonable advance notice) prior to the New First Lien Collateral Agent’s sale of any such Non-Receivables Collateral to access Receivables Collateral as contemplated in (a) and (b) above. For the avoidance of doubt, this Section 3.3 governs the rights of access and inspection as between the ABL Secured Parties on the one hand and the New First Lien Secured Parties on the other (and not as between the Secured Parties and the Grantors, which rights are set forth in and governed by the applicable Credit Documents and are not affected by this Section 3.3).

Section 3.4 Insurance. Proceeds of Common Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of insurance proceeds to the extent such insurance insures Receivables Collateral. Prior to the Discharge of ABL Obligations, the ABL Collateral Agent shall have the sole and exclusive right, as against the New First Lien Collateral Agent, to the extent permitted by the ABL Documents and subject to the rights of the Grantors thereunder, to adjust settlement of insurance claims to the extent such insurance insures Receivables Collateral in the event of any covered loss, theft or destruction of Receivables Collateral. Prior to the Discharge of ABL Obligations, all proceeds of such insurance with respect to Receivables Collateral shall be remitted for application in accordance with Section 4.1 hereof.

Section 3.5 Exercise of Remedies—Set-off and Tracing of and Priorities in Proceeds. The New First Lien Collateral Agent, for itself and on behalf of the New First Lien Secured Parties, acknowledges and agrees that, to the extent the New First Lien Collateral Agent or the New First Lien Secured Parties exercise their rights of set-off against any Grantor’s Deposit Accounts or Securities Accounts to the extent constituting or containing Receivables Collateral or proceeds thereof, the amount of such set-off shall be deemed to be Receivables Collateral to be held and distributed pursuant to Section 4.1. In addition, unless and until the Discharge of ABL Obligations occurs, the New First Lien Collateral Agent and the New First Lien Secured Parties hereby consent to the application of cash or other proceeds of Receivables Collateral deposited under control agreements to the repayment of ABL Obligations pursuant to the ABL Documents.

ARTICLE 4

APPLICATION OF PROCEEDS

Section 4.1 Application of Proceeds.

(a) Revolving Nature of ABL Obligations. The New First Lien Collateral Agent, for and on behalf of itself and the New First Lien Secured Parties, expressly acknowledges and agrees that (i) the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Collateral Agent and the ABL Secured Parties will apply payments and make advances thereunder, and that no application of any Receivables Collateral or the release of any Lien by the ABL Collateral Agent upon any portion of the Receivables Collateral in connection with a permitted disposition by the Grantors under the ABL Credit Agreement shall constitute an Exercise of Secured Creditor Remedies under this Agreement; (ii) subject to the limitations set forth in Section 4.10(b)(1) of the New First Lien Agreements (as in effect on the date hereof) or such additional amounts as consented to by the holders of New First Lien Obligations (in accordance with the provisions of the New First Lien Agreements), the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or Refinanced, in each event, without notice to or consent by the New First Lien Secured Parties and without affecting the provisions hereof; and (iii) all Receivables Collateral received by the ABL Collateral Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of either the ABL Obligations or any New First Lien Obligations, or any portion thereof.

(b) Application of Proceeds of Common Collateral. The ABL Collateral Agent and the New First Lien Collateral Agent hereby agree that all Common Collateral and all Proceeds thereof, received by any of them in connection with any Exercise of Secured Creditor Remedies with respect to the Common Collateral shall be applied, first, to the payment of costs and expenses of the ABL Collateral Agent in connection with such Exercise of Secured Creditor Remedies, and second, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred.

(c) Payments Over. Any Common Collateral or Receivables Collateral or proceeds thereof received by the New First Lien Collateral Agent or any New First Lien Secured Party in connection with the exercise of any right or remedy (including set-off or credit bid) or in any Insolvency Proceeding relating to the Common Collateral not expressly permitted by this Agreement or prior to the Discharge of ABL Obligations shall be segregated and held in trust for the benefit of and forthwith paid over to the ABL Collateral Agent (and/or its designees) for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Collateral Agent is hereby authorized to make any such endorsements as agent for the New First Lien Collateral Agent or the New First Lien Secured Parties. This authorization is coupled with an interest and is irrevocable.

(d) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the ABL Collateral Agent shall have no obligation or liability to the New First Lien Collateral Agent or any New First Lien Secured Party regarding the adequacy of any proceeds realized on any collateral or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement. Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Secured Party on the grounds that and sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the UCC.

(e) Turnover of Collateral After Discharge. Upon the Discharge of ABL Obligations, the ABL Collateral Agent shall (a) notify the New First Lien Collateral Agent in writing of the occurrence of such Discharge of ABL Obligations and (b) subject to the First Lien Intercreditor Agreement, at the Company’s expense, deliver to the New First Lien Collateral Agent or execute such documents as the New First Lien Collateral Agent may reasonably request (including assignment of control agreements with respect to ABL Controlled Accounts) in order to effect a transfer of control to the New First Lien Collateral Agent over any and all ABL Controlled Accounts in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct; provided, however, that the ABL Collateral Agent shall not be required hereunder to deliver such instruments or documents relating to the control agreements with respect to ABL Collateral Agreements if, as of the time of such Discharge of ABL Obligations, no Event of Default (as defined in the New First Lien Agreements) has occurred or is then continuing. The ABL Collateral Agent shall presume that an Event of Default has occurred and is continuing under the New First Lien Agreements unless at the time of such Discharge of ABL Obligations the Company shall have delivered to each of the Collateral Agents an officer’s certificate executed by an Authorized Officer (as defined in the ABL Credit Agreement) certifying that no such Event of Default has occurred and is then continuing (and the New First Lien Collateral Agent shall have confirmed in writing to the ABL Collateral Agent that it has no actual knowledge of the continuance of an Event of Default under the New First Lien Agreements), upon which the ABL Collateral Agent may conclusively rely (it being understood that neither such officer’s certificate nor Collateral Agent’s confirmation will effect whether or not such Event of Default has in fact occurred or is then in fact continuing).

Section 4.2 Specific Performance. Each of the ABL Collateral Agent and the New First Lien Collateral Agent is hereby authorized to demand specific performance of this Agreement, whether or not the Company or any Grantor shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the ABL Collateral Agent, for and on behalf of itself and the ABL Secured Parties, and the New First Lien Collateral Agent, for and on behalf of itself and the New First Lien Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE 5

INTERCREDITOR ACKNOWLEDGMENTS AND WAIVERS

Section 5.1 Notice of Acceptance and Other Waivers.

(a) All ABL Obligations at any time made or incurred by the Company or any Grantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the New First Lien Collateral Agent, on behalf of itself and the New First Lien Secured Parties, hereby waives notice of acceptance, or proof of reliance by the ABL Collateral Agent or any ABL Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. All New First Lien Obligations at any time made or incurred by the Company or any Grantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the New First Lien Collateral Agent, on behalf of itself and the New First Lien Secured Parties, hereby waives notice of acceptance, or proof of reliance, by the New First Lien Collateral Agent or the New First Lien Secured Parties of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the New First Lien Obligations.

(b) None of the ABL Collateral Agent, any ABL Secured Party or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect or realize upon any of the Common Collateral or any Proceeds thereof, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Common Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Common Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the ABL Collateral Agent or any ABL Secured Party honors (or fails to honor) a request by any Borrower under the ABL Credit Agreement for an extension of credit pursuant to any ABL Credit Agreement or any of the other ABL Documents, whether the ABL Collateral Agent or any ABL Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any New First Lien Document (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Collateral Agent or any ABL Secured Party otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions hereof), neither the ABL Collateral Agent nor any ABL Secured Party shall have any liability whatsoever to the New First Lien Collateral Agent or any New First Lien Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this Agreement). The ABL Collateral Agent and the ABL Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the New First Lien Collateral Agent or any New First Lien Secured Party have in the Common Collateral, except as otherwise expressly set forth in this Agreement. The New First Lien Collateral Agent, on behalf of itself and the New First Lien Secured Parties, agrees that neither the ABL Collateral Agent nor any ABL Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Common Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement. The New First Lien Collateral Agent and the New First Lien Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any New First Lien Document as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests of the ABL Collateral Agent or any ABL Secured Parties, except as otherwise expressly set forth in this Agreement.

Section 5.2 Modifications to ABL Documents and New First Lien Documents.

(a) In the event that the ABL Collateral Agent or the ABL Secured Parties enter into any amendment, waiver or consent in respect of or replace any of the ABL Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any ABL Security Document or changing in any manner the rights of the ABL Collateral Agent, the ABL Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Common Collateral in accordance with Section 2.4(b)), then such amendment, waiver or consent, to the extent related to Common Collateral, shall apply automatically to any comparable provision (but only to the extent as such provision relates to Common Collateral) of each Comparable New First Lien Security Document without the consent of the New First Lien Collateral Agent or any New First Lien Secured Party and without any action by the New First Lien Collateral Agent, any New First Lien Secured Party, the Company or any other Grantor; provided, however, that such amendment, waiver or consent does not materially adversely affect the rights of the New First Lien Secured Parties or the interests of the New First Lien Secured Parties in the Common Collateral in a manner materially different from that affecting the rights of the ABL Secured Parties thereunder or therein. The ABL Collateral Agent shall give written notice of such amendment, waiver or consent (along with a copy thereof) to the New First Lien Collateral Agent; provided, however, that the failure to give such notice shall not affect the effectiveness of such amendment with respect to the provisions of any New First Lien Security Document as set forth in this Section 5.2(a). For the avoidance of doubt, no such amendment, modification or waiver shall apply to or otherwise affect (a) any Non-Receivables Collateral or (b) any document, agreement or instrument which neither grants nor purports to grant a Lien on, nor governs nor purports to govern any rights or remedies in respect of, Common Collateral.

(b) So long as the Discharge of ABL Obligations has not occurred, without the prior written consent of the ABL Collateral Agent, the New First Lien Collateral Agent shall not consent to amend, supplement or otherwise modify any, or enter into any new, New First Lien Security Document relating to Common Collateral to the extent such amendment, supplement or modification, or the terms of such New First Lien Security Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The New First Lien Collateral Agent agrees that each New First Lien Security Document relating to Common Collateral shall include the following language (or language to similar effect approved by the ABL Collateral Agent):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to [the New First Lien Collateral Agent] pursuant to this Agreement and the exercise of any right or remedy by [the New First Lien Collateral Agent] hereunder are subject to the limitations and provisions of the Additional Receivables Intercreditor Agreement, dated as of March 15, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bank of America, N.A., as ABL Collateral Agent, Bank of America, N.A., as New First Lien Collateral Agent, and certain other persons party or that may become party thereto from time to time, and consented to by HCA INC. and the Grantors identified therein. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

The ABL Collateral Agent hereby approves the language set forth in Section 8.15 of the Amended and Restated Security Agreement, dated as of March 2, 2009, among the Company, the grantors party thereto and Bank of America as collateral agent, for purposes of this Section 5.2(b). For purposes of this 5.2(b), the reference to the Additional Receivables Intercreditor Agreement, dated as of April 22, 2009, set forth on the cover page of the First Lien Intercreditor Agreement shall be deemed to be a reference to this Agreement.

(c) No consent furnished by the ABL Collateral Agent or the New First Lien Collateral Agent pursuant to Section 5.2(a) or 5.2(b) hereof shall be deemed to constitute the modification or waiver of any provisions of the ABL Documents or any of the New First Lien Documents, each of which remain in full force and effect as written.

(d) The ABL Obligations and the several New First Lien Obligations may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refinancing transaction under any ABL Document or any New First Lien Document) of, the ABL Collateral Agent, the ABL Secured Parties, the New First Lien Collateral Agent or the New First Lien Secured Parties, as the case may be; provided such Refinancing does not affect the relative Lien Priorities provided for herein or directly alter the other provisions hereof to the extent relating to the relative rights, obligations and priorities of the ABL Secured Parties on the one hand and the New First Lien Secured Parties on the other.

Section 5.3 Reinstatement and Continuation of Agreement. If the ABL Collateral Agent or any ABL Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the Company, any Grantor, or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. The ABL Collateral Agent shall use commercially reasonable efforts to give written notice to the New First Lien Collateral Agent of the occurrence of any such ABL Recovery (provided that the failure to give such notice shall not affect the ABL Collateral Agent’s rights hereunder, except it being understood that the New First Lien Collateral Agent shall not be charged with knowledge of such ABL Recovery or required to take any actions based on such ABL Recovery until it has received such written notice of the occurrence of such ABL Recovery).

All rights, interests, agreements, and obligations of the ABL Collateral Agent, the New First Lien Collateral Agent, the ABL Secured Parties and the New First Lien Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against the Company or any Grantor or any other circumstance which otherwise might constitute a defense (other than a defense that such obligations have in fact been repaid) available to, or a discharge of the Company or any Grantor in respect of the ABL Obligations or the New First Lien Obligations. No priority or right of the ABL Collateral Agent or any ABL Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of the Company or any Grantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Collateral Agent or any ABL Secured Party may have.

ARTICLE 6

INSOLVENCY PROCEEDINGS

Section 6.1 DIP Financing.

(a) If the Company or any Grantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of ABL Obligations, and the ABL Collateral Agent or the ABL Secured Parties shall seek to provide the Company or any Grantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting Receivables Collateral under Section 363 of the Bankruptcy Code (each, a “DIP Financing”), with such DIP Financing to be secured by all or any portion of the Receivables Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be Receivables Collateral) but not any other asset or any Non-Receivables Collateral, then the New First Lien Collateral Agent, on behalf of itself and the New First Lien Secured Parties, agrees that it will raise no objection and will not support any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the New First Lien Collateral Agent securing the New First Lien Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing or use of cash collateral that is Receivables Collateral, except as permitted by Section 6.3(b)), so long as (i) the New First Lien Collateral Agent retains its Lien on the Common Collateral to secure the New First Lien Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code); (ii) the terms of the DIP Financing do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms of such plan are set forth in the DIP Financing documentation or related document; and (iii) all Liens on Common Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the ABL Collateral Agent and the ABL Secured Parties securing the ABL Obligations on Common Collateral; provided, however, that nothing contained in this Agreement shall prohibit or restrict the New First Lien Collateral Agent or any New First Lien Secured Party from raising any objection or supporting any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the New First Lien Collateral Agent on Non-Receivables Collateral securing the New First Lien Obligations.

(b) All Liens granted to the ABL Collateral Agent or the New First Lien Collateral Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

Section 6.2 Relief from Stay. The New First Lien Collateral Agent, on behalf of itself and the New First Lien Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Common Collateral without the ABL Collateral Agent’s express written consent.

Section 6.3 No Contest; Adequate Protection.

(a) The New First Lien Collateral Agent, on behalf of itself and the New First Lien Secured Parties, agrees that it shall not contest (or support any other Person contesting) (x) any request by the ABL Collateral Agent or any ABL Secured Party for adequate protection of its interest in the Common Collateral, (y) any objection by the ABL Collateral Agent or any ABL Secured Party to any motion, relief, action, or proceeding based on a claim by the ABL Collateral Agent or any ABL Secured Party that its interests in the Common Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Collateral Agent as adequate protection of its interests are subject to this Agreement or (z) any lawful exercise by the ABL Collateral Agent or any ABL Secured Party of the right to credit bid ABL Obligations at any sale of Common Collateral or Receivables Collateral; provided, however, that nothing contained in this Agreement shall prohibit or restrict the New First Lien Collateral Agent or any New First Lien Secured Party from contesting or challenging (or support any other Person contesting or challenging) any request by the ABL Collateral Agent or any ABL Secured Party for “adequate protection” (or the grant of any such “adequate protection”) to the extent such “adequate protection” is in the form of a Lien on any Non-Receivables Collateral.

(b) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding, if the ABL Secured Parties (or any subset thereof) are granted adequate protection with respect to Common Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Common Collateral (unless such additional collateral is an asset of an ABL Entity)), then the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees that the New First Lien Collateral Agent, on behalf of itself and/or any of the New First Lien Secured Parties, may, subject to the First Lien Intercreditor Agreement, seek or request (and the ABL Secured Parties will not oppose such request) adequate protection with respect to its interests in such Common Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the ABL Obligations on the same basis as the other Liens of the New First Lien Collateral Agent on the Common Collateral (it being understood that to the extent that any such additional collateral constituted Non-Receivables Collateral at the time it was granted to the ABL Secured Parties, the Lien thereon in favor of the ABL Secured Parties shall be subordinate in all respects to the Liens thereon in favor of the New First Lien Secured Parties).

Section 6.4 Asset Sales. The New First Lien Collateral Agent agrees, on behalf of itself and the New First Lien Secured Parties, that it will not oppose any sale consented to by the ABL Collateral Agent of any Common Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) so long as the proceeds of such sale are applied in accordance with this Agreement.

Section 6.5 Separate Grants of Security and Separate Classification. The New First Lien Collateral Agent, each New First Lien Secured Party, each ABL Secured Party and the ABL Collateral Agent each acknowledge and agree that (i) the grants of Liens pursuant to the ABL Security Documents on the one hand and the New First Lien Security Documents on the other hand constitute separate and distinct grants of Liens and the New First Lien Secured Parties’ claims against the Company and/or any Grantor in respect of Common Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the ABL Secured Parties against the Company and the Grantors in respect of Common Collateral and (ii) because of, among other things, their differing rights in the Common Collateral, the New First Lien Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and any New First Lien Secured Parties in respect of the

Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the New First Lien Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims and New First Lien Obligation claims against the Grantors (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the New First Lien Secured Parties), the ABL Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at the relevant contract rate, before any distribution is made in respect of the claims held by the New First Lien Secured Parties from such Common Collateral), with the New First Lien Secured Parties hereby acknowledging and agreeing to turn over to the ABL Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

Section 6.6 Enforceability. The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code.

Section 6.7 ABL Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Collateral Agent and the ABL Secured Parties, and the New First Lien Collateral Agent and the New First Lien Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any ABL Documents or any New First Lien Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or New First Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the ABL Credit Agreement or any other ABL Document or of the terms of the New First Lien Agreements or any other New First Lien Document;

(c) any exchange of any security interest in any Receivables Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or New First Lien Obligations or any guarantee thereof;

(d) the commencement of any Insolvency Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense (other than a defense that such obligations have in fact been repaid) available to, or a discharge of, the Company or any other Grantor in respect of ABL Obligations or New First Lien Obligations in respect of this Agreement.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Rights of Subrogation. The New First Lien Collateral Agent, for and on behalf of itself and the New First Lien Secured Parties, agrees that no payment to the ABL Collateral Agent or any ABL Secured Party pursuant to the provisions of this Agreement shall entitle the New First Lien Collateral Agent or such New First Lien Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations shall have occurred. Following the Discharge of ABL Obligations, the ABL Collateral Agent agrees to execute such documents, agreements, and instruments as the New First Lien Collateral Agent or any New First Lien Secured Party may reasonably request, at the Company’s expense, to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Collateral Agent by such Person.

Section 7.2 Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that any Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Collateral Agent or the New First Lien Collateral Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.

Section 7.3 Representations. The New First Lien Collateral Agent represents and warrants for itself to the ABL Collateral Agent that it has the requisite power and authority under the New First Lien Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the New First Lien Secured Parties and that this Agreement shall be binding obligations of the New First Lien Collateral Agent and the New First Lien Secured Parties, enforceable against the New First Lien Collateral Agent and the New First Lien Secured Parties in accordance with its terms. The ABL Collateral Agent represents and warrants to the New First Lien Collateral Agent that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Secured Parties and that this Agreement shall be binding obligations of the ABL Collateral Agent and the ABL Secured Parties, enforceable against the ABL Collateral Agent and the ABL Secured Parties in accordance with its terms.

Section 7.4 Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the New First Lien Collateral Agent and the ABL Collateral Agent, and consented to in writing by the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding anything in this Section 7.4 to the contrary, this Agreement may be amended from time to time at the request of the Company, at the Company’s expense, and without the consent of the ABL Collateral Agent, any ABL Secured Party, the New First Lien Collateral Agent or any New First Lien Secured Party to (i) provide for a replacement ABL Collateral Agent in accordance with the ABL Documents (including for the avoidance of doubt to provide for a replacement ABL Collateral Agent assuming such role in connection with any Refinancing of the ABL Credit Agreement not prohibited by the New First Lien Agreements), provide for a replacement New First Lien Collateral Agent in accordance with the New First Lien Documents (including for the avoidance of doubt to provide for a replacement New First Lien Collateral Agent assuming such role in connection with any Refinancing of the New First Lien Documents permitted hereunder) and/or secure additional extensions of credit or add other parties holding ABL Obligations or New First Lien Obligations to the extent such Indebtedness does not expressly violate the ABL Credit Agreement or the New First Lien Agreements and (ii) in the case of such additional New First Lien Obligations, (a) establish that the Lien on the Common Collateral securing such New First Lien Obligations shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any ABL Obligations (at least to the same extent as (taken together as a whole) the Liens on Common Collateral in favor of the New First Lien Obligations are junior and subordinate to the Liens on Common Collateral in favor of the ABL Obligations pursuant to this Agreement immediately prior to the incurrence of such additional New First Lien Obligations) and

(b) provide to the holders of such New First Lien Obligations (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the ABL Collateral Agent) as are provided to the New First Lien Secured Parties under this Agreement.

Section 7.5 Addresses for Notices. All notices to the ABL Secured Parties and the New First Lien Secured Parties permitted or required under this Agreement may be sent to the applicable Collateral Agent for such Secured Party, respectively, as provided in the applicable Credit Document. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed).

Section 7.6 No Waiver; Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.7 Continuing Agreement; Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) subject to Section 5.3, remain in full force and effect until the Discharge of ABL Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral. All references to any Grantor shall include any Grantor as debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the ABL Collateral Agent, any ABL Secured Party, the New First Lien Collateral Agent and any New First Lien Secured Party may assign or otherwise transfer all or any portion of the ABL Obligations or the New First Lien Obligations, as applicable, to any other Person (other than the Company, any Grantor or any Affiliate of the Company or any Grantor and any Subsidiary of the Company or any Grantor), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Collateral Agent, the New First Lien Collateral Agent, any ABL Secured Party or any New First Lien Secured Party, as the case may be, herein or otherwise. The ABL Secured Parties and the New First Lien Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Grantor on the faith hereof.

Section 7.8 Governing Law; Entire Agreement. The validity, performance, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.9 Counterparts. This Agreement may be executed in any number of counterparts, including by means of facsimile or “pdf” file thereof, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

Section 7.10 No Third Party Beneficiaries. This Agreement is solely for the benefit of the ABL Collateral Agent, the ABL Secured Parties, the New First Lien Collateral Agent and the New First Lien Secured Parties. No other Person (including the Company, any Grantor or any Affiliate or Subsidiary of the Company or any Grantor) shall be deemed to be a third party beneficiary of this Agreement.

Section 7.11 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.12 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.

Section 7.13 Attorneys’ Fees. The Parties agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys’ fees and all other costs and expenses incurred in the enforcement of this Agreement, irrespective of whether suit is brought.

Section 7.14 VENUE; JURY TRIAL WAIVER.

(a) The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 7.5 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.

(b) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.15 Intercreditor Agreement. This Agreement is the Additional Receivables Intercreditor Agreement referred to in the New First Lien Documents. Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any ABL Secured Party to the obligations due to any New First Lien Secured Party or (ii) any New First Lien Secured Party to the obligations due to any ABL Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.

Notwithstanding anything to the contrary contained in this Agreement, each party hereto agrees that the New First Lien Secured Parties may enter into intercreditor agreements (or similar arrangements (including without limitation the First Lien Intercreditor Agreement and any Additional General Intercreditor Agreement) governing the rights, benefits and privileges as among the New First Lien Secured Parties and holders of certain other indebtedness of the Company in respect of the Common Collateral, this Agreement and the other New First Lien Documents, including as to application of proceeds of the Common Collateral, voting rights, control of the Common Collateral and waivers with respect to the

Common Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement or the New First Lien Documents. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement and the provisions of this Agreement and the other ABL Security Documents and New First Lien Security Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof and thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

Section 7.16 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency Proceeding.

Section 7.17 Collateral Agents. It is understood and agreed that (a) Bank of America is entering into this Agreement in its capacity as collateral agent under the ABL Credit Agreement, and the provisions of Section 13 of the ABL Credit Agreement applicable to the administrative agent and collateral agent thereunder shall also apply to the ABL Collateral Agent hereunder and (b) Bank of America is entering into this Agreement in its capacity as collateral agent under the New First Lien Agreements, and the provisions of Section 11.02 of the New First Lien Agreements applicable to the collateral agent thereunder shall also apply to the New First Lien Collateral Agent hereunder.

Section 7.18 No Warranties or Liability. Each of the ABL Collateral Agent and the New First Lien Collateral Agent acknowledges and agrees that neither of them has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or New First Lien Document, as the case may be.

Section 7.19 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Credit Document, the provisions of this Agreement shall govern.

Section 7.20 Information Concerning Financial Condition of the Credit Parties. Each of the New First Lien Collateral Agent and the ABL Collateral Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Grantors and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the New First Lien Obligations. The ABL Collateral Agent and the New First Lien Collateral Agent each hereby agrees that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event either the ABL Collateral Agent or the New First Lien Collateral Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) it shall be under no obligation (i) to provide any such information to any other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, or (b) it makes no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the Party receiving such information hereby to hold the other Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information.

Section 7.21 Acknowledgement. The New First Lien Collateral Agent hereby acknowledges for itself and on behalf of each New First Lien Secured Party that there are assets of the Company and its Subsidiaries (including Grantors) which are subject to Liens in favor of the ABL Collateral Agent or other creditors but which do not constitute Common Collateral and nothing in this Agreement shall grant or imply the grant of any Lien or other security interest in such assets in favor of any New First Lien Secured

Party to secure any New First Lien Obligations. The ABL Collateral Agent hereby acknowledges for itself and on behalf of each ABL Secured Party that there are assets of the Company and its Subsidiaries (including Grantors) which are subject to Liens in favor of the New First Lien Collateral Agent or other creditors but which do not constitute Common Collateral and nothing in this Agreement shall grant or imply the grant of any Lien or other security interest in such assets in favor of the ABL Collateral Agent to secure any ABL Obligations and nothing in this Agreement shall affect or limit the rights of the New First Lien Collateral Agent or any New First Lien Secured Party in any Non-Receivables Collateral or any other assets of the Company or any of its Subsidiaries (other than Receivables Collateral) securing any New First Lien Obligations. The New First Lien Collateral Agent acknowledges and agrees that the relative priorities, as among the New First Lien Secured Parties, the holders of Obligations under the CF Credit Agreement and any Additional First Lien Secured Parties (as defined in the First Lien Intercreditor Agreement), of the Liens granted on Common Collateral are governed by the First Lien Intercreditor Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A.,
as ABL Collateral Agent

By:	/s/ William S. Wilson
Name:	William S. Wilson
Title:	Senior Vice President

[Additional Receivables Intercreditor Agreement]

BANK OF AMERICA, N.A.,
as New First Lien Collateral Agent

By:	/s/ Liliana Claar
Name:	Liliana Claar
Title:	Vice President

[Additional Receivables Intercreditor Agreement]

CONSENT OF COMPANY AND GRANTORS

Dated: March 15, 2016

Reference is made to the Additional Receivables Intercreditor Agreement dated as of the date hereof between Bank of America, N.A., as ABL Collateral Agent, and Bank of America, N.A., as New First Lien Collateral Agent, as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

Each of the undersigned Grantors has read the foregoing Intercreditor Agreement and consents thereto. Each of the undersigned Grantors agrees not to take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement applicable to it, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no ABL Secured Party or New First Lien Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement. Each Grantor understands that the foregoing Intercreditor Agreement is for the sole benefit of the ABL Secured Parties and the New First Lien Secured Parties and their respective successors and assigns, and that such Grantor is not an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Without limitation to the foregoing, each Grantor agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the ABL Collateral Agent or the New First Lien Collateral Agent (or any of their respective agents or representatives) may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to any Grantor pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the ABL Credit Agreement.

IN WITNESS HEREOF, this Consent is hereby executed by each of the Grantors as of the date first written above.

HCA INC.

By:	/s/ David G. Anderson
Name:	David G. Anderson
Title:	Senior Vice President—Finance

[Consent to Additional Receivables Intercreditor Agreement]

Each of the GUARANTORS listed on Schedule I hereto

By:	/s/ John M. Franck II
Name:	John M. Franck II
Title:	Authorized Signatory

[Consent to Additional Receivables Intercreditor Agreement]

SCHEDULE I

Subsidiary Guarantors

American Medicorp Development Co.
Bay Hospital, Inc.
Brigham City Community Hospital, Inc.
Brookwood Medical Center of Gulfport, Inc.
Capital Division, Inc.
Centerpoint Medical Center of Independence, LLC
Central Florida Regional Hospital, Inc.
Central Shared Services, LLC
Central Tennessee Hospital Corporation
CHCA Bayshore, L.P.
CHCA Conroe, L.P.
CHCA Mainland, L.P.
CHCA Pearland, L.P.
CHCA West Houston, L.P.
CHCA Woman’s Hospital, L.P.
Chippenham & Johnston-Willis Hospitals, Inc.
Citrus Memorial Hospital, Inc.
Citrus Memorial Property Management, Inc.
Colorado Health Systems, Inc.
Columbia ASC Management, L.P.
Columbia Healthcare System of Louisiana, Inc.
Columbia Jacksonville Healthcare System, Inc.
Columbia LaGrange Hospital, LLC
Columbia Medical Center of Arlington Subsidiary, L.P.
Columbia Medical Center of Denton Subsidiary, L.P.
Columbia Medical Center of Las Colinas, Inc.
Columbia Medical Center of Lewisville Subsidiary, L.P.
Columbia Medical Center of McKinney Subsidiary, L.P.
Columbia Medical Center of Plano Subsidiary, L.P.
Columbia North Hills Hospital Subsidiary, L.P.
Columbia Ogden Medical Center, Inc.
Columbia Parkersburg Healthcare System, LLC
Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.
Columbia Polk General Hospital, Inc.
Columbia Rio Grande Healthcare, L.P.
Columbia Riverside, Inc.
Columbia Valley Healthcare System, L.P.
Columbia/Alleghany Regional Hospital, Incorporated
Columbia/HCA John Randolph, Inc.
Columbine Psychiatric Center, Inc.
Columbus Cardiology, Inc.
Conroe Hospital Corporation
Dallas/Ft. Worth Physician, LLC
Dublin Community Hospital, LLC

Schedule I-1

Eastern Idaho Health Services, Inc.
Edward White Hospital, Inc.
El Paso Surgicenter, Inc.
Encino Hospital Corporation, Inc.
EP Health, LLC
Fairview Park GP, LLC
Fairview Park, Limited Partnership
Frankfort Hospital, Inc.
Galen Property, LLC
Good Samaritan Hospital, L.P.
Goppert-Trinity Family Care, LLC
GPCH-GP, Inc.
Grand Strand Regional Medical Center, LLC
Green Oaks Hospital Subsidiary, L.P.
Greenview Hospital, Inc.
HCA American Finance LLC
HCA — HealthONE LLC
HCA — IT&S Field Operations, Inc.
HCA — IT&S Inventory Management, Inc.
HCA Central Group, Inc.
HCA Health Services of Florida, Inc.
HCA Health Services of Louisiana, Inc.
HCA Health Services of Oklahoma, Inc.
HCA Health Services of Tennessee, Inc.
HCA Health Services of Virginia, Inc.
HCA Management Services, L.P.
HCA Pearland GP, Inc.
HCA Realty, Inc.
HCA SFB 1 LLC
HD&S Corp. Successor, Inc.
Health Midwest Office Facilities Corporation
Health Midwest Ventures Group, Inc.
Hendersonville Hospital Corporation
Hospital Corporation of Tennessee
Hospital Corporation of Utah
Hospital Development Properties, Inc.
HPG Enterprises, LLC
HSS Holdco, LLC
HSS Systems, LLC
HSS Virginia, L.P.
HTI Memorial Hospital Corporation
HTI MOB, LLC
Integrated Regional Lab, LLC
Integrated Regional Laboratories, LLP
JFK Medical Center Limited Partnership
KPH-Consolidation, Inc.
Lakeland Medical Center, LLC
Lakeview Medical Center, LLC
Largo Medical Center, Inc.
Las Vegas Surgicare, Inc.
Lawnwood Medical Center, Inc.

Schedule I-2

Lewis-Gale Hospital, Incorporated
Lewis-Gale Medical Center, LLC
Lewis-Gale Physicians, LLC
Lone Peak Hospital, Inc.
Los Robles Regional Medical Center
Management Services Holdings, Inc.
Marietta Surgical Center, Inc.
Marion Community Hospital, Inc.
MCA Investment Company
Medical Centers of Oklahoma, LLC
Medical Office Buildings of Kansas, LLC
Memorial Healthcare Group, Inc.
Midwest Division — ACH, LLC
Midwest Division — LRHC, LLC
Midwest Division — LSH, LLC
Midwest Division — MCI, LLC
Midwest Division — MMC, LLC
Midwest Division — OPRMC, LLC
Midwest Division — PFC, LLC
Midwest Division — RBH, LLC
Midwest Division — RMC, LLC
Midwest Holdings, Inc.
Montgomery Regional Hospital, Inc.
Mountain Division — CVH, LLC
Mountain View Hospital, Inc.
Nashville Shared Services General Partnership
National Patient Account Services, Inc.
New Iberia Healthcare, LLC
New Port Richey Hospital, Inc.
New Rose Holding Company, Inc.
North Florida Immediate Care Center, Inc.
North Florida Regional Medical Center, Inc.
North Texas — MCA, LLC
Northern Utah Healthcare Corporation
Northern Virginia Community Hospital, LLC
Northlake Medical Center, LLC
Notami Hospitals of Louisiana, Inc.
Notami Hospitals, LLC
Okaloosa Hospital, Inc.
Okeechobee Hospital, Inc.
Outpatient Cardiovascular Center of Central Florida, LLC
Palms West Hospital Limited Partnership
Palmyra Park Hospital, LLC
Parallon Business Solutions, LLC
Parallon Enterprises, LLC
Parallon Health Information Solutions, LLC
Parallon Holdings, LLC
Parallon Payroll Solutions, LLC
Parallon Physician Services, LLC
Parallon Technology Solutions, LLC
Parallon Workforce Management Solutions, LLC

Schedule I-3

Pasadena Bayshore Hospital, Inc.
PatientKeeper, Inc.
Pearland Partner, LLC
Plantation General Hospital, L.P.
Poinciana Medical Center, Inc.
Primary Health, Inc.
Primary Health Management, Ltd.
Pulaski Community Hospital, Inc.
Putnam Community Medical Center of North Florida, LLC
Redmond Park Hospital, LLC
Redmond Physician Practice Company
Reston Hospital Center, LLC
Retreat Hospital, LLC
Rio Grande Regional Hospital, Inc.
Riverside Healthcare System, L.P.
Riverside Hospital, Inc.
Samaritan, LLC
San Jose Healthcare System, LP
San Jose Hospital, L.P.
San Jose Medical Center, LLC
San Jose, LLC
Sarah Cannon Research Institute, LLC
Sarasota Doctors Hospital, Inc.
SCRI Holdings, LLC
SJMC, LLC
Southern Hills Medical Center, LLC
Southpoint, LLC
Spalding Rehabilitation L.L.C.
Spotsylvania Medical Center, Inc.
Spring Branch Medical Center, Inc.
Spring Hill Hospital, Inc.
Sun City Hospital, Inc.
Sunrise Mountainview Hospital, Inc.
Surgicare of Brandon, Inc.
Surgicare of Florida, Inc.
Surgicare of Houston Women’s, Inc.
Surgicare of Manatee, Inc.
Surgicare of NewPort Richey, Inc.
Surgicare of Palms West, LLC
Surgicare of Riverside, LLC
Tallahassee Medical Center, Inc.
TCMC Madison-Portland, Inc.
Terre Haute Hospital GP, Inc.
Terre Haute Hospital Holdings, Inc.
Terre Haute MOB, L.P.
Terre Haute Regional Hospital, L.P.
The Regional Health System of Acadiana, LLC
Timpanogos Regional Medical Services, Inc.
Trident Medical Center, LLC
U.S. Collections, Inc.
Utah Medco, LLC

Schedule I-4

VH Holdco, Inc.
VH Holdings, Inc.
Virginia Psychiatric Company, Inc.
Vision Consulting Group, LLC
Vision Holdings, LLC
W & C Hospital, Inc.
Walterboro Community Hospital, Inc.
Wesley Medical Center, LLC
West Florida — MHT, LLC
West Florida — PPH, LLC
West Florida — TCH, LLC
West Florida Regional Medical Center, Inc.
West Valley Medical Center, Inc.
Western Plains Capital, Inc.
WCP Properties, LLC
WHMC, Inc.
Woman’s Hospital of Texas, Incorporated

Schedule I-5